UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – January 25, 2008

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-126922	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, US Oncology Holdings, Inc announced that, effective February 1, 2008, the Boards of Directors of each of US Oncology and US Oncology Holdings, Inc. (the “Companies”) appointed Bruce D. Broussard, 45, as Chief Executive Officer. Mr. Broussard has been at US Oncology since August 2000, serving as President of the Companies since November 2005. Prior to that time he served as Chief Financial Officer and Treasurer from August 2000 until July 2006, and as Executive Vice President of Pharmaceutical Services since September 2003 until November 2005. Mr. Broussard was also elected as a member of the Board of Directors of each of the Companies effective February 1, 2008. Mr. Broussard serves as a director and compensation committee Governance and Nominating Committee member of US Physical Therapy, Inc.

In connection with his appointment as CEO, Mr. Broussard’s annual salary will increase to $899,000. He is eligible for an annual bonus, with a target bonus of 100% of his annual salary, based upon the financial results of the Companies.

Effective February 1, 2008, R. Dale Ross will step down as Chief Executive Officer of the Companies, but will continue as Chairman of the Board of Directors of each of the Companies.

A press release regarding Mr. Broussard’s appointment is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit
99.1	Press Release dated January 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2008

US ONCOLOGY HOLDINGS, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel